UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 6, 2018
Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008-7328
(Address of principal executive offices, including Zip Code)

(760) 931-1771
Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2018, Callaway Golf Company (the “Company”) announced the appointment of Laura J. Flanagan to the Company’s board of directors, with an initial term expiring at the 2019 annual meeting of the Company’s stockholders. The board of directors of the Company has determined that Ms. Flanagan is independent under applicable standards.
Ms. Flanagan, age 51, has served since August 2016 as the Chief Executive Officer of Foster Farms, a leader in branded and private label poultry, headquartered in Livingston, California. She was previously the President of the Snacks Division of ConAgra Foods, Inc., a packaged foods company headquartered in Omaha, Nebraska, from 2011 until 2014, and served as President of ConAgra’s Convenient Meals Division from 2008 until 2011. Prior to joining ConAgra in 2008, Ms. Flanagan was Vice President and Chief Marketing Officer for Tropicana® Shelf Stable Juices at PepsiCo Inc. from 2005 to 2008. Ms. Flanagan also held various marketing leadership positions at General Mills, Inc. and PepsiCo Inc. from 1996 to 2005. Ms. Flanagan has served since June 2016 as a member of the board of directors of Core-Mark Holding Company, Inc., a publicly traded company and one of the largest wholesale distributors to the convenience retail industry in North America, and she currently serves on such board’s Compensation and Nominating and Corporate Governance Committees. Ms. Flanagan has been a member of the National Association of Corporate Directors since 2014. Ms. Flanagan earned a B.S. degree in Engineering from Case Western Reserve University in 1990 and an MBA from the Stanford Graduate School of Business in 1996. The Company’s Board believes Ms. Flanagan’s extensive knowledge of corporate strategy, marketing, retail and operations and CEO-level experience will benefit the Board.
Ms. Flanagan received an initial award of restricted stock units with a market value of $100,000, effective on the date of her appointment to the board of directors. The award is scheduled to vest on the first anniversary of the grant date. Ms. Flanagan will also receive annual cash compensation in accordance with the Company’s standard compensation program for non-employee directors. In addition, Ms. Flanagan entered into the Company’s standard form of indemnification agreement for non-employee directors, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
There are no other arrangements or understandings between Ms. Flanagan and any other person pursuant to which she was selected to serve on the board of directors. Ms. Flanagan has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which the Company is or was a participant and in which Ms. Flanagan or any of her immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events
On November 6, 2018, the Company issued a press release captioned “Laura Flanagan Named to Board of Directors of Callaway Golf Company.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Indemnification Agreement, dated November 6, 2018, between the Company and Laura Flanagan.
99.1	Press release, dated November 6, 2018, captioned “Laura Flanagan Named to Board of Directors of Callaway Golf Company.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: November 7, 2018	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Senior Vice President, Chief Financial Officer, General Counsel and Corporate Secretary